Exhibit 99.1

Global Power Equipment Group Announces Appointment of Luis Manuel Ramírez as

President and Chief Executive Officer

IRVING, Texas, June 6, 2012 – Global Power Equipment Group Inc. (Nasdaq:GLPW) (“Global Power”) today announced that, effective as of July 1, 2012, Luis Manuel Ramírez, 45, will be appointed as President and Chief Executive Officer of Global Power and as a member of the Board of Directors. Mr. Ramírez joins Global Power after twelve years with GE, most recently as Chief Executive Officer of GE Energy Industrial Solutions, a more than $3 billion global electrical products and services business operating in over 60 countries. In 2012, Ramírez was named one of the top 100 Movers and Shakers of the Smart Grid by Greentechmedia.com, and has also held a variety of leadership roles in industry associations. Prior to his employment with GE, Ramírez worked for more than a decade in a number of technology, financial and business roles with Siemens.

In announcing the appointment, Charles Macaluso, Chairman of the Board of Directors of Global Power, commented “Luis Ramírez is a highly effective, commercially oriented and customer-focused executive, possessing a solid financial background and extensive international and business development experience. Additionally, he has built a track record of managing and growing large businesses involving both the sale of products and services to major commercial customers and utilities. He is ideally suited to take the top management position at Global Power and join the Board. We look forward to working with Luis as Global Power continues its development and growth in the domestic and international power infrastructure, energy and process industries.”

David L. Keller, who has served as President and Chief Executive Officer of Global Power since September, 2009 under a three year employment agreement, will retire from all positions with Global Power effective June 30, 2012. Mr. Keller has agreed to serve as a consultant in order to assist in a smooth transition to Mr. Ramírez’s leadership of Global Power. Mr. Macaluso stated: “The Board thanks Dave Keller for his service as President and Chief Executive Officer over the last three years. Under his leadership, Global Power returned to the public markets by listing on the Nasdaq Stock Market, divested its Deltak business in order to focus on its core operations, built significant cash reserves leading to the recent initiation of a stock repurchase program and quarterly dividend, relocated its corporate headquarters to Irving, Texas, and significantly enhanced the quality and frequency of the dialogue with our shareholders. We very much appreciate all of Dave’s contributions to Global Power during his transformative tenure as President and Chief Executive Officer.”

About Global Power

Texas-based Global Power Equipment Group Inc. is a design, engineering and manufacturing firm providing a broad array of equipment and services to the global power infrastructure, energy and process industries. Through its Services Division, Global Power provides on-site specialty support and outage management services for commercial nuclear reactors in the United States and maintenance services to fossil and hydroelectric power plants and other industrial operations. Through its Products Division, Global Power designs, engineers and manufactures a comprehensive portfolio of equipment for gas turbine power plants and power-related equipment for industrial operations, with over 40 years of power generation industry experience. With a strong competitive position in its product lines, Global Power benefits from a large installed base of equipment in domestic and international markets. Additional information about Global Power Equipment Group Inc. may be found at www.globalpower.com.

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of that term as set forth in the Private Securities Litigation Reform Act of 1995. These statements reflect our current views of future events and financial performance and are subject to a number of risks and uncertainties. Our actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements. Risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, decreased demand for new gas turbine power plants, reduced demand for, or increased regulation of, nuclear power, loss of any of our major customers, cost increases and project cost overruns, unforeseen schedule delays, poor performance by our subcontractors, cancellation of projects, competition for the sale of our products and services, shortages in, or increases in prices for, energy and materials such as steel that we use to manufacture our products, damage to our reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, volatility of our stock price, deterioration or uncertainty of credit markets, and changes in the economic, social and political conditions in the United States and other countries in which we operate, including fluctuations in foreign currency exchange rates, the banking environment or monetary policy. Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in our filings with the Securities and Exchange Commission, including the section of our Annual Report on Form 10-K filed with the SEC on March 14, 2012 titled “Risk Factors.” Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and we caution you not to rely upon them unduly.

Company Contact:

Jennifer Gordon

ICR

(214) 574-2711

investorrelations@globalpower.com